UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 3, 2017

ENLINK MIDSTREAM, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	001-36336	46-4108528
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS RD. DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2017, the Board of Directors (the “Manager Board”) of EnLink Midstream Manager, LLC (the “Manager”), the managing member of EnLink Midstream, LLC (“ENLC”), and the Board of Directors (the “GP Board” and together with the Manager Board, the “Boards”) of EnLink Midstream GP, LLC (the “General Partner”), the general partner of EnLink Midstream Partners, LP (the “Partnership” and together with ENLC, “EnLink”), approved various modifications to EnLink’s short-term incentive program (the “STI Program”) based on recommendations from the Committees (as defined below).  EnLink anticipates that bonus payments, when earned, will be made to EnLink’s named executive officers (such term is used herein as it is defined by the federal securities laws) under the STI Program, as so modified (the “Modified STI Program”).

All EnLink employees, including EnLink’s named executive officers, have been eligible to receive annual bonuses under the STI Program since 2015 (and prior to that time, a different short-term incentive program was applicable for such employees and officers). As with the STI Program, bonuses under the Modified STI Program will be awarded to employees and named executive officers based on the achievement of certain metrics established to measure EnLink’s success and such bonuses are subject to the discretion of the Boards and the Governance and Compensation Committee of the Manager Board (the “Manager Committee”) and the Compensation Committee of the GP Board (the “GP Committee” and together with the Manager Committee, the “Committees”).

These metrics have been updated as part of the Modified STI Program. The updated metrics employed by the Modified STI Program contemplate that bonuses may be earned based primarily upon the achievement of certain core goals (collectively, the “Primary Bonus Components”), which may change from year-to-year. As reflected in the table below, a separate weighting is applied for each of the Primary Bonus Components.  The Primary Bonus Components and associated information are as follows:

Component	Description	Weighting
Financial	Adjusted EBITDA and cost management to maximize EnLink’s financial performance	• 50% Adjusted EBITDA • 10% Cost Management
Growth	Timely and cost-effective growth of EnLink pursuant to EnLink’s Strategic Plan and overarching direction	10%
Operational	Efficient use of EnLink’s systems, assets and equipment for meeting contractual obligations, driving customer service and maximizing cash flow	10%
People	Train and develop EnLink’s workforce	10%
Environmental, Health & Safety	Minimize EnLink’s safety incidents and improve safety compliance, operations and training	10%

Each year, EnLink’s performance under the Primary Bonus Components will be measured, as applicable, on an interpolated “threshold/target/maximum” or “does-not-meet/meets/exceeds” basis. Each year, a range of bonus pool values for the Modified STI Program will be established to account for various levels of performance under the Primary Bonus Components, as applied on a weighted average basis. These bonus pool values are a framework and are subject to the application of the discretion of the Boards and the Committees to determine the bonus amounts that are ultimately payable under the Modified STI Program, as further described below.

The Committees and the Boards, with input from management, will set the annual weightings used above and any additional weightings that apply with respect to the features comprising a particular Primary Bonus Component. In addition, the Committees and the Boards, with input from management, will set, as applicable, the “threshold/target/maximum” and the “does-not-meet/meets/exceeds” standards that will apply to the Primary Bonus Components. These standards will be based on a number of considerations, including, but not limited to, reasonable market expectations, internal company forecasts, available growth opportunities, company performance, leading indicators and industry standards.

The Committees and the Boards will oversee the Modified STI Program. The Boards, based on recommendations of the Committees, will initially establish the target bonus awards that may be earned and will ultimately determine the final bonus amounts, if any, that are payable under the Modified STI Program for EnLink’s named executive officers. Initial bonus award amounts for consideration by the Committees and the Boards for the named executive officers will be established by multiplying (x) the relevant person’s target bonus percentage by (y) the relevant person’s base salary (subject to certain adjustments to account for, among other things, mid-year changes in base salary or a mid-year hiring or termination) by (z) an achievement percentage for the relevant year. For 2017, the target bonus percentages for the named executive officers under the Modified STI Program are the same as the target bonus percentages that were established under the STI Program for 2016, as reported in ENLC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “2016 ENLC 10-K”). For 2017, the base salaries in effect for each named executive officer are as reported in the 2016 ENLC 10-K. For 2017, the relevant achievement percentage will depend on EnLink’s results for 2017.

As with EnLink’s prior annual bonus programs, the Modified STI Program contemplates that the Boards retain discretion with respect to establishing the target bonus awards and determining the final bonus amounts, if any, that are payable to EnLink’s named executive officers. Similarly, the Committees retain discretion to make recommendations to the Boards regarding the recommended target bonus awards and the recommended final bonus amounts for the named executive officers. In this regard, the Committees may exercise such discretion to recommend a reduction or increase of the target bonus or the bonus payable for a particular named executive officer to reward or address (among other things) extraordinary individual performance, challenges and opportunities not reasonably foreseeable at the beginning of a performance period, internal equities, and external competition or opportunities.  In addition, the Committees will consider other factors (the “Secondary Bonus Components”) in their discretion, with respect to all employees other than the named executive officers, to increase or decrease (and, with respect to the named executive officers, to recommend that the Boards increase or decrease) the bonus targets and final bonus amounts. Examples of the Secondary Bonus Components may include, but are not limited to, the execution of EnLink’s Strategic Plan, market conditions, management of EnLink’s balance sheet and total shareholder return.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM, LLC

	By:	EnLink Midstream Manager, LLC,
its Managing Member

Date: March 9, 2017	By:	/s/ Michael J. Garberding
Michael J. Garberding
President and Chief Financial Officer